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                                 EMPLOYMENT AGREEMENT


    This Employment Agreement (this "Agreement") is made and entered into as of January 3, 1996 by and among Morrie K. Abramson ("Employee") and Kent Electronics Corporation, a Texas corporation (the "Company").

    The parties agree as follows:

    1.   EMPLOYMENT.

         1.1 TITLE AND DUTIES. The Company hereby agrees to continue to employ Employee, and Employee hereby accepts continuing employment, as Chairman, Chief Executive Officer and President of the Company. Employee shall be given authorities, powers, functions and duties consistent with such offices and positions.

         1.2 PLACE. Employee shall not be required to perform any duties described hereunder at any place other than in the Houston, Texas metropolitan area without his consent, except insofar as his duties shall require reasonable business trips and/or visits to investors, suppliers, customers or facilities of the Company.

    2.   EXTENT OF SERVICES.

         2.1 GENERAL. It is recognized that the services to be rendered by Employee are of such a nature as to be peculiarly rendered by Employee, encompass the individual ability of Employee and cannot be measured exclusively in terms of hours or services rendered in any particular period. During the term of his employment pursuant to this Agreement, Employee shall devote substantially his full time and undivided attention during normal business hours to the business and affairs of the Company, except for reasonable vacations and except for Disability, but nothing in this Agreement shall preclude Employee from serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, from engaging in charitable and community activities, or from managing his personal investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

         2.2 VACATION. Employee shall be entitled to such vacations and other absences from work as shall be reasonably consistent with the performance of his duties as provided in this Agreement.

    3. TERM. Subject to the provisions for earlier termination provided herein, the term of this Agreement and the term of Employee's employment by the Company shall continue uninterrupted until March 31, 2001 ("Term of Employment").

    4. COMPENSATION. In consideration of the services to be rendered pursuant to this Agreement by Employee to the Company, Employee shall be compensated as set forth in this Agreement, including this Section 4.

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         4.1  CASH COMPENSATION.

              (a) During the Term of Employment, the Company shall compensate Employee for services rendered under this Agreement in a cash amount of not less than $950,000 per fiscal year of the Company payable in respect of such year as determined from time to time by the Board of Directors of the Company. Employee shall be considered in the Company's annual review of executive compensation and Employee shall be a participant in the Company's executive cash bonus plans that may be in effect from time to time. All cash compensation paid to Employee under this Agreement shall be aggregated for purposes of meeting the $950,000 per fiscal year requirement, whether in the form of base salary or in the form of bonuses.

              (b) Upon a Change in Control (as defined below), the Company shall establish a "rabbi trust" for the benefit of Employee into which there shall be contributed by the Company cash in an amount sufficient to satisfy the Company's obligations to pay the Employee the amounts to which he is entitled under Section 6.1(d)(ii). Any instruments establishing such rabbi trust shall in all respects be satisfactory in form and substance to Employee and his counsel.

         4.2  ADDITIONAL BENEFITS.

              (a) During the Term of Employment, Employee shall be entitled to receive all benefits consistent with Employee's duties and positions, which benefits shall (except as specified below) be no less than those to which he is entitled as of the date hereof, including but not limited to all plans of life, accident and health, salary continuation and other insurance which is or becomes generally available to other employees, officers or executives of the Company and participation in the Company's pension, profit-sharing, or any other deferred compensation plan of the Company generally available to other executives in the Company. Employee shall be provided with the full-time use of an automobile consistent with the Company's corporate policy on automobiles as in effect from time to time. Subject to Section 4.5 hereof, the Company reserves the right to modify, suspend or discontinue any and all benefits referred to in this Section 4.2 at any time without recourse by Employee so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Employee. The Company will, for so long as Employee may have liability to any person for actions taken or omissions by Employee in his capacity as a director or officer of the Company and so long as available on a commercially reasonable basis, maintain in effect directors' and officers' liability insurance covering Employee on terms no less favorable than the directors' and officers' liability insurance maintained by the Company in effect on the date hereof in terms of coverage and amounts. In addition, for so long as Employee may have liability to any person for actions taken or omissions by Employee in his capacity as a director or officer of the Company, the Company shall not terminate or amend any provisions of any such entity's charter, bylaws or other organizational documents so as to reduce or otherwise adversely affect Employee's rights to indemnification from any such entity or the limitation or elimination of Employee's liability to the entity or it shareholders or other beneficial owners for monetary damages to terms less favorable than those in effect on the date hereof.

              (b) During the Term of Employment, Employee shall be entitled to continue to participate in any stock incentive plan, stock option plan or other equity ownership plan in which he is a participant on the date hereof, and Employee may, in the discretion of the Board of Directors of the Company, participate in any other stock incentive plan, stock option plan or other equity ownership plans adopted by the Company.

         4.3 EXPENSES. Employee shall be reimbursed for all expenses reasonably incurred in the furtherance of the business of the Company during the Term of Employment. Employee shall keep complete and accurate records of all expenditures such that Employee may fully account to the Board of Directors, if requested, or as may then be required by the Internal Revenue Service.

         4.4  BENEFITS FOLLOWING TERMINATION OF EMPLOYMENT.

              (a) Upon the termination of Employee's employment by the Company, whether due to death, Disability, resignation, whether or not for Good Reason, or discharge, whether or not for Just Cause, the Company shall, commencing on the first day of the month following the date of the termination of Employee's employment, pay, or cause to be paid, to Employee in equal monthly installments the sum of $750,000 per year (the "Annual Amount"), for a period equal to the greater of 15 years or the life of Employee; provided, however, that in the event of the termination of Employee's employment due to death or Disability prior to March 31, 2001, the Annual Amount described above shall equal $950,000 until March 31, 2001, after which time the Annual Amount shall equal $750,000; and provided further that Employee shall not be entitled to any amounts under this Section 4.4 if Employee's employment is terminated prior to a Change in Control for Just Cause or without Good Reason. In addition, the Annual Amount shall be adjusted annually to reflect increases in the cost of living after the date hereof, as measured by the Consumer Price Index ("CPI") for all urban consumers calculated by the Bureau of Labor Statistics (or any successor or replacement index). If Employee shall die before or after the payments described above shall have commenced and before all amounts required to be paid pursuant to Section 4.4 shall have been paid to Employee, then the unpaid portion of such amounts shall continue to be paid in monthly installments to Employee's surviving spouse. If Employee's surviving spouse dies before all amounts required to be paid have been paid, then any remaining installments shall be paid to the personal representative of the estate of the surviving spouse, and pass as a part thereof. If Employee shall not be married at the time of his death, then any such payments shall be made to Employee's beneficiary designated in writing to the Company by Employee, or in the absence thereof, to the personal representative of the estate of Employee, to pass as a part thereof.

              (b) Upon the termination of Employee's employment by the Company, whether due to death, Disability, resignation (whether or not for Good Reason) or discharge (whether or not for Just Cause), the Company shall secure its obligations under this Section 4.4

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as described below.  In the case of a termination of Employee's employment
(whether or not after any Change in Control), the Company shall pay to Employee cash in an amount sufficient to permit Employee to purchase a fully paid annuity contract issued by an insurance company acceptable to Employee, in his sole discretion, providing for the payment to Employee of the amounts required to be paid pursuant to this Section 4.4 ("Section 4.4 Payments"), and shall also pay to Employee cash in an amount sufficient to pay Employee's income taxes (calculated at the highest marginal federal income tax rate and after taking into account any applicable surtaxes and other generally applicable taxes which would have the effect of increasing the marginal federal income tax rate, and, if applicable, at the highest marginal state income tax rate in effect in the State of Texas) payable upon receipt of any such annuity contract (which payment of income taxes and its effect on the taxability of the payments under the annuity contract shall be taken into account in establishing the annuity contract, which will be designed to provide Employee with the same after-tax benefit that he would have received if the Company directly made the Section 4.4 Payments assuming the highest federal and Texas marginal income tax rates in effect at the time of the establishment of the annuity); provided however, that such cash payment to Employee to purchase this annuity shall not release the Company from its obligations hereunder in the event that as a result of changes in the CPI such cash is not sufficient to make the payments required by this
Section 4.4.

              (c) Upon the effective date of this Agreement, the Company shall establish a "rabbi trust" for the benefit of Employee into which there shall be contributed by the Company cash in an amount sufficient to purchase the annuity contract and pay the anticipated income taxes contemplated by the preceding subparagraph (b) upon the termination of Employee's employment at any time during the term of this Agreement without any regard as to whether such termination is for Just Cause or without Good Reason prior to a Change in Control. Any instruments establishing such rabbi trust shall in all respects be satisfactory in form and substance to Employee and his counsel.

         4.5  MEDICAL BENEFITS.

              (a) Employee is presently a party to that certain Executive Health Care Benefits and Consulting Agreement between the Company and Employee dated January 27, 1993 (the "Medical Benefits Agreement"), which is incorporated herein by reference. The Medical Benefits Agreement shall remain in full force and effect, except that it is hereby clarified that the Medical Benefits Agreement shall apply upon Employee's termination from employment by the Company, whether due to death, Disability, resignation (whether or not for Good Reason) or discharge (whether or not for Just Cause) and except that the Company further agrees that at no time after the date of the EARLIER of Employee's termination of employment, a Change in Control, or the occurrence of an event constituting Good Reason (whether or not

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the Employee actually terminates his employment on account of the event) shall the Health Care Plan (as defined in the Medical Benefits Agreement) provide benefits which are not the same, in all material respects, as the coverage being provided under the Company's Health Care Plan to Employee and his spouse as of the date of the EARLIER of Employee's termination of employment, a Change in Control, or the occurrence of an event constituting Good Reason (whether or not the Employee actually terminates his employment on account of the event) and in the event that at any time the Health Care Plan does not provide such coverage the Company shall be required to take the actions provided for in the Medical Benefits Agreement so as to provide to Executive and his Spouse (as defined in the Medical Benefits Agreement) coverage which, in all material respects, is the same as the coverage that is being provided under the Company's Health Care Plan to Executive and his spouse as of the date of the EARLIER of the Employee's termination of employment, a Change in Control, or the occurrence of an event constituting Good Reason (whether or not the Employee actually terminates his employment on account of the event).

              (b) So long as Employee is employed by the Company (or any successor or assignee of the Company), Employee and his spouse shall be provided coverage under a Health Care Plan at least consistent with the plans providing such coverage to the Chief Executive Officer and other senior officers of the Company (or any successor of the Company) with respect to the terms and conditions of coverage and other substantive provisions of such plans, but in no event shall the Company (or any successor or assignee of the Company) fail to provide to Employee and his spouse coverage under a Health Care Plan which, in all material respects, is the same as the coverage that is being provided under the Company's Health Care Plan to Employee and his spouse as of the date of a Change in Control.

              (c) To the extent that there are any adverse tax consequences to the Employee in connection with the provision of the benefits under this Section 4.5, the Company shall pay the Employee a cash amount sufficient to pay all federal and state income taxes, calculated at the highest marginal income tax rates then in effect and after taking into account any applicable surtaxes and other generally applicable taxes which would have the effect of increasing the marginal income tax rates, imposed with respect to the benefits provided pursuant to this Section 4.5 or the payment contemplated by this sentence, the effect being that Employee will have no out-of-pocket cost due to income taxes associated with the benefits provided pursuant to this Section 4.5.

         4.6 INCAPACITY. If Employee or any other person entitled to the payment of benefits hereunder shall at the time any payment is due be incapacitated, the Company shall make such payment to the legally appointed conservator or guardian of such person, or if no conservatorship or guardianship shall have been established, the Company may, in the case of temporary incapacity, apply such payment, or any portion thereof, for the benefit of such person.

         4.7 OFFSETS. The compensation and benefits provided hereunder are in addition to all other compensation and benefits provided by the Company or by any other employer of Employee, or by any governmental agency, and shall not be reduced by any amount payable under any pension or retirement arrangement, social security, or any other government benefit or payment. In addition, the Company hereby agrees that in the event of any dispute with respect to the payment of compensation or benefits to Employee hereunder that they shall not have the right to withhold any such payments or to offset against any such payments any other amounts that may otherwise be payable or owed by Employee to the Company, except in accordance with an order obtained pursuant to the procedures described in
Section 7 hereof.

    5.   CONFIDENTIAL INFORMATION; NON-COMPETITION.

         5.1 GENERAL. Employee acknowledges that during his employment by, and as a result of his relationship with, the Company he will obtain knowledge of and gain access to information regarding the Company's (including for purposes of this Section 5 all former, current, and future subsidiaries of the Company) business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets, confidential information and material proprietary to the Company or designated as being confidential by the Company which is not generally known by non-Company personnel, including information and material originated, discovered or developed in whole or in part by Employee (collectively referred to herein as "Confidential Information"). Employee agrees that during the term of this Agreement and, to the fullest extent permitted by law, thereafter, he will, in a fiduciary capacity for the benefit of the Company, hold all Confidential Information strictly in confidence and will not directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential Information to any person, firm or other entity or utilize any of the Confidential Information for any purpose, except in furtherance of the Company's business or his employment under this Agreement.

         5.2 RETURN OF MATERIALS. Employee agrees that upon the expiration or earlier termination of this Agreement he will at the Company's request surrender and return to the Company all lists, books, records and other Confidential Information of the Company, or obtained in connection with the Company's business, it being expressly acknowledged by Employee that all such items are the exclusive property of the Company, and Employee shall not make or retain any copies thereof.

         5.3 NON-COMPETITION. Employee agrees that during the term of this Agreement he will neither directly nor indirectly engage in a business competing with any of the businesses conducted by the Company or any of its subsidiaries, nor without the prior written consent of the Board of Directors of the Company, directly or indirectly have any equity interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, director, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business which is competitive with any of the businesses conducted by the Company or by any subsidiary of the Company; provided, however, that nothing contained in this Section 5.3 shall prevent Employee from investing or trading in stocks, bonds, commodities, securities, real estate or other forms of investment for his own account and benefit (directly or indirectly), so long as such investment activities do not interfere with Employee's services to be rendered hereunder and are consistent with the conflict of interest provisions contained in the Company's Business Ethics Policy as it exists from time to time.

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    6.   TERMINATION PRIOR TO EXPIRATION OF TERM.  Employee's employment, and his rights under this Agreement, may be terminated prior to the expiration of the term of this Agreement (as provided in Section 3 hereof) only as provided in this Section 6.

         6.1  DISCHARGE OR RESIGNATION.

              (a) Employee may be discharged prior to the expiration of the term of this Agreement only for Just Cause. For the purpose of any provision of this Agreement, the termination of Employee's employment shall be deemed to have been for "Just Cause" only: (i) if termination of his employment shall have been the result of an act or acts of dishonesty on the part of Employee constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or (ii) if during the Term of Employment there has been a breach by Employee of the provisions of
Section 2.1 above, relating to the time to be devoted to the business and affairs of the Company, or of Section 5, relating to Confidential Information and non-competition, and such breach results in demonstratable material injury to the Company, and with respect to any alleged breach of Section 2.1 or Section 5, Employee shall have either failed to remedy such alleged breach within 30 days after his receipt of written notice from the Company pursuant to a resolution duly adopted by the Board of Directors of the Company after notice to the Employee and an opportunity to be heard demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such 30-day period and thereafter; PROVIDED, that there shall have been delivered to Employee a certified copy of the resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors (other than Employee, if he is then a member of the Board of Directors) at a meeting called and held for that purpose and at which Employee was given an opportunity to be heard, finding that Employee was guilty of conduct set forth in subparagraphs (i) or
(ii) above, specifying the particulars thereof in detail. "Just Cause" shall not include the death or Disability of Employee.

              (b) Anything in this Section 6.1 or elsewhere in this Agreement to the contrary notwithstanding, the employment of Employee shall in no event be considered to have been terminated for Just Cause if termination of his employment took place as the result of (i) bad judgment or negligence on the part of Employee; (ii) an act or omission without intent of gaining therefrom directly or indirectly a profit to which Employee was not legally entitled;
(iii) an act or omission believed by Employee in good faith to have been in or not opposed to the interests of the Company; (iv) an act or omission in respect of which a determination could properly be made that Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the laws of the state of incorporation of the Company or pursuant to the terms of any policy of directors' and officers' liability insurance that may be applicable to directors and officers of the Company, in each case as in effect at the time of such act or omission; (v) an act or omission which occurred more than 12 calendar months prior to the Employee's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of

Directors of the Company (other than Employee, if he is then a member of the Board of Directors), in which case more than 12 calendar months from the date that the commission of such act or such omission was or could reasonably have been so known; or (vi) a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than Employee) more than 12 calendar months prior to notice having been given to Employee of the termination of his employment.

              (c) Employee may resign prior to the expiration of the term of this Agreement for Good Reason at any time upon providing written notice to the Company and the Employee's continued employment with the Company after an event constituting Good Reason has occurred shall not be deemed a waiver of the Employee's right to terminate his employment for such Good Reason at any time after the event and receive the benefits under Section 6.1(d)(ii). "Good Reason" shall mean the material failure by the Company to fulfill its obligations under this Agreement, to the extent not remedied in a reasonable period of time, but in no event more than 30 days, after receipt of written notice from Employee specifying the material failure by the Company. Without limiting other circumstances which may constitute Good Reason, (i) any reduction or attempted reduction of compensation or benefits below that required by
Section 4, (ii) any failure to elect or reelect Employee to, or removal of Employee from, the offices described in Section 1, (iii) any significant change in the nature or scope of the authorities, powers, functions or duties attached to the offices described in Section 1, (iv) any change in the Employee's position as Chairman, Chief Executive Officer, and President of the Company, or
(v) any determination by Employee made in good faith that as a result of a change in circumstances since the date of this Agreement significantly affecting his offices and positions he is unable to carry out the authorities, powers, functions or duties attached to his offices and positions, shall be deemed material failure by the Company to fulfill its obligations under this Agreement. For a resignation which occurs coincident with or following a Change in Control, "Good Reason" shall also mean the failure by the Company or its successors or assigns to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if a succession or assignment had not occurred.

              (d) (i) If prior to a Change in Control Employee is discharged for Just Cause or resigns without Good Reason, the Company shall not be obligated to pay Employee any sums of money pursuant to Section 4.1 other than a cash lump sum payment equal to all compensation and benefits due Employee as of the date of discharge or resignation, including the bonus for the period of his employment prior to the discharge or resignation (all cash compensation to be based on annual cash compensation of not less than $950,000 per year, irrespective of the time at which such cash compensation is otherwise payable) annualized on a reasonable basis acceptable to the Employee; however, if at the end of such year it is determined that the Employee's annual compensation would have been higher than the annualized amount used to calculate this payment, the Company shall pay the Employee an amount in a cash lump sum equal to a proportionate share in the increase based on his period of employment during the year in which Employee was discharged or resigned. Employee's other compensation and benefits under this Agreement, including without limitation those provided pursuant to

Section 4.5, shall not be impaired or otherwise adversely affected by termination of Employee's employment; provided, however, that Employee shall not be entitled to any amounts under Section 4.4 if Employee's employment is terminated prior to a Change in Control for Just Cause or without Good Reason.

                   (ii) If prior to a Change in Control Employee is discharged without Just Cause or resigns for Good Reason, or if Employee's employment is terminated after a Change in Control (even if for Just Cause or without Good Reason), Employee, or his spouse, estate or otherwise designated beneficiary, as the case may be, shall be entitled to the following:

                        (1) a cash lump sum payment equal to all compensation and benefits due Employee pursuant to Section 4.1 as of the date of discharge or resignation, including the bonus for the period of his employment prior to the discharge or resignation (all cash compensation to be based on annual cash compensation of not less than $950,000 per year, irrespective of the time at which such cash compensation is otherwise payable) annualized on a reasonable basis acceptable to the Employee; however, if at the end of such year it is determined that the Employee's annual compensation would have been higher than the annualized amount used to calculate this payment, the Company shall pay the Employee an amount in a cash lump sum equal to a proportionate share in the increase based on his period of employment during the year in which Employee was discharged or resigned; plus

                        (2) a cash lump sum payment equal to the compensation pursuant to Section 4.1 which would be received by Employee for the remainder of the Term of Employment (using annual compensation of $950,000 per year or, if higher, the highest annual amount of Employee's compensation or annualized compensation calculated as described in Section 6(d)(ii)(1) in any year (including the year in which Employee terminates) during which this Agreement was in force). The entire lump sum amount shall be paid concurrent with any discharge or within 3 business days of the date of any resignation. Employee shall have no duty to mitigate or attempt to mitigate his damages. Employee's other compensation and benefits under this Agreement, including without limitation those provided pursuant to Sections 4.4 and 4.5, shall not be impaired or otherwise adversely affected by termination of Employee's employment.

              (e) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

                   (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, or any comparable successor provisions) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the then outstanding common shares of the Company;

                   (ii) (1) The date the stockholders of the Company approve a definitive agreement to sell or otherwise dispose of substantially all the assets of the Company, or to merge or consolidate the Company with or into another corporation, in which the Company

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is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (2) the date the Company enters into a binding agreement to sell or otherwise transfer (including without limitation by merger or consolidation) to one or more unaffiliated entities or persons not less than a majority of the outstanding capital stock of the Company; or

                   (iii) The date upon which, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Company Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Company Board member was approved by a vote of at least three-fourths of the Company Board members then still in office who were Company Board members at the beginning of such period.

         6.2 DISABILITY. (a) The term "Disability" shall mean an illness or accident which prevents Employee from performing with reasonable accommodation by the Company his duties under this Agreement for a period of 12 consecutive months. Unless Employee shall have returned to full-time performance of his duties within such 12-month period, this Term of Employment under this Agreement shall be deemed to have ended as of the close of business on the last day of such twelve 12-month period. In the event of the Disability of Employee resulting in the termination of the Term of Employment, Employee shall be entitled to the full cash compensation and benefits provided for in Section 4 above for the period of such Disability, but shall not receive any cash compensation pursuant to Section 4.1 for a period in excess of 12 months after the onset of such Disability. Employee's other compensation and benefits under this Agreement, including without limitation those provided pursuant to Sections
4.4 and 4.5, shall not be impaired or otherwise adversely affected by termination of Employee's employment on account of Disability.

         6.3 DEATH. The death of Employee shall result in the termination of the Term of Employment, and his spouse, estate or otherwise designated beneficiary shall be entitled to the benefits described in Section 4, including without limitation Sections 4.4 and 4.5. The Company shall not be obligated to pay the estate or personal representative of Employee any sums of money pursuant to Section 4.1 other than a cash lump sum payment equal to all compensation and benefits due Employee at the date of his death (all cash compensation to be based on annual cash compensation of not less than $950,000 per year, irrespective of the time at which such cash compensation is otherwise payable) annualized on a reasonable basis acceptable to the estate or personal representative of the Employee; however, if at the end of such year it is determined that the Employee's annual compensation would have been higher than the annualized amount used to calculate this payment, the Company shall pay the estate or personal representative of the Employee an amount in a cash lump sum equal to a proportionate share in the increase based on his period of employment during the year in which the Employee died. Employee's other compensation and benefits under this Agreement, including without limitation those provided pursuant to Sections 4.4 and 4.5, shall not be impaired or otherwise adversely affected by termination of Employee's employment on account of death.

         6.4  REQUIREMENT OF BONUS PAYMENT IN CERTAIN CIRCUMSTANCES.

              (a) In the event that Employee is deemed to have received an excess parachute payment (as such term is defined in Section 280G(b) of the Code) which is subject to the excise taxes (the "Excise Taxes") imposed by
Section 4999 of the Code in respect of any payment of compensation to Employee from the Company pursuant to this Agreement, in whatever form, the Company shall make the Bonus Payment (as defined below) to Employee promptly after the date on which Employee received or is deemed to have received any excess parachute payments.

              (b) The term "Bonus Payment" means a cash payment in an amount equal to the sum of (A) all Excise Taxes payable by Employee, plus (B) all additional Excise Taxes and federal or state income taxes to the extent such taxes are imposed in respect of the Bonus Payment, such that Employee shall be in the same after-tax position and shall have received the same benefits that he would have received if the Excise Taxes had not been imposed. For purposes of calculating any income taxes attributable to the Bonus Payment, Employee shall be deemed for all purposes to be paying income taxes at the highest marginal federal income tax rate, taking into account any applicable surtaxes and other generally applicable taxes which have the effect of increasing the marginal federal income tax rate and, if applicable, at the highest marginal state income tax rate to which the Bonus Payment and Employee are subject. An example of the calculation of the Bonus Payment is set forth below: Assume that the Excise Tax rate is 20%, that the highest federal marginal income tax rate is 40% and that Employee is not subject to state income taxes. Assume that Employee has received an excess parachute payment in the amount of $500,000, on which $100,000 in Excise Taxes are payable. The amount of the required Bonus Payment is $250,000. The Bonus Payment, less Excise Taxes of $50,000 and income taxes of $100,000, yields $100,000, the amount of the Excise Taxes payable in respect of the excess parachute payment.

              (c) Employee agrees to cooperate reasonably with the Company to minimize the amount of the excess parachute payments, including without limitation assisting the Company in establishing that some or all of the payments received by Employee contingent on a change described in Section 280G(b)(2)(A)(i) of the Code are reasonable compensation for personal services actually rendered by Employee before the date of such change or to be rendered by Employee on or after the date of such change. In the event that the Company is able to establish that the amount of the excess parachute payments is less than originally anticipated by Employee, Employee shall refund to the Company any excess Bonus Payment to the extent not required to pay Excise Taxes or income taxes (including those incurred in respect of the payment of the Bonus Payment). Notwithstanding the foregoing, Employee shall not be required to take any actions which his tax advisor advises him in writing (i) is improper or (ii) exposes Employee to material personal liability, and Employee may require the Company to deliver to Employee an indemnification agreement in form and substance satisfactory to Employee as a condition to taking any action required by this
Section 6.4.

              (d) The Company shall make any payment required to be made under this Agreement in cash and on demand. Any payment required to be paid by the Company under this Agreement which is not paid within five days of receipt by the Company of Employee's demand therefor shall thereafter be deemed delinquent, and the Company shall pay to Employee immediately upon demand interest at the highest nonusurious rate per annum allowed by applicable law from the date such payment becomes delinquent to the date of payment of such delinquent sum.

              (e) In the event that there is any change to the Code which results in the recodification of Section 280G or Section 4999 of the Code, or in the event that either such section of the Code is amended, replaced or supplemented by other provisions of the Code of similar import ("Successor Provisions"), then this Agreement shall be applied and enforced with respect to such new Code provisions in a manner consistent with the intent of the parties as expressed herein, which is to assure that Employee is in the same after-tax position and has received the same benefits that he would have been in and received if any taxes imposed by Section 4999 or any Successor Provisions had not been imposed.

    7.   ARBITRATION.

         7.1 GENERAL. In the event that Employee's employment shall be terminated by the Company during the term of this Agreement and such termination is alleged to be for Just Cause, or Employee's right to terminate his employment for Good Reason under Section 6.1(c) shall be questioned by the Company, or for any other reason, or in the event of any other dispute arising under or in connection with this Agreement, Employee shall have the right, in addition to all other rights and remedies provided by law, at his sole election either to seek arbitration in Houston, Texas under the rules of the American Arbitration Association (the "AAA") by serving a notice to arbitrate upon the Company or to institute a judicial proceeding in a court of competent jurisdiction located in Harris County, Texas. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach an agreement upon the appointment of an arbitrator within 30 days following the receipt by the Company of Employee's desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing. In the event that the Company institutes any legal proceeding against Employee to resolve a dispute under this Agreement, Employee shall have the right either to seek arbitration in Houston, Texas or to institute a judicial proceeding in a court located in Harris County, Texas, as provided in the preceding sentence, and the Company shall dismiss its proceeding or take such other action as may be reasonably requested by Employee in order for such proceeding to be brought in the forum selected by Employee in accordance with the preceding sentence. Any award rendered pursuant to this Section 7.1 shall be final and binding on the parties to this Agreement.

         7.2 PROCEDURE. The Company shall have the burden of proving Just Cause for any discharge of Employee under Section 6.1, and the Company shall have the burden of proving that Good Reason did not exist in respect of any resignation by Employee. Judgment upon any award of any arbitrator may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

         7.3 COSTS AND EXPENSES. The Company shall pay the fees of any arbitrator, witnesses and such other expenses as may be generated by an arbitration, except Employee's attorneys' fees, unless the arbitrator concludes that such arbitration procedure was not instituted in good faith by Employee. In such event the arbitrator shall be empowered to allocate fees and assess costs and other expenses of the arbitration, except attorneys' fees, as the arbitrator may deem appropriate, bearing in mind the relative financial abilities of the parties and the respective merits of their positions.

    8. NON-ASSIGNMENT. This Agreement shall not be assignable nor the duties hereunder delegable by Employee. None of the payments hereunder may be encumbered, transferred or in any way anticipated. The Company shall not assign this Agreement nor shall the Company directly or indirectly transfer (including without limitation by merger or consolidation) all or any substantial part of the stock or assets of the Company without first obtaining in conjunction with such transfer the express assumption of all of its obligations in this Agreement by the successor, assignee or transferee.

    9. REMEDIES. Employee acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage will result to the Company in the event of any default or breach of this Agreement by Employee. Because of the unique nature of the Confidential Information, Employee further acknowledges and agrees that the Company will suffer irreparable harm if Employee fails to comply with his obligations in Section 5 hereof and that monetary damages would be inadequate to compensate the Company for such breach. Accordingly, Employee agrees that the Company will, in addition to any other remedies available to either of them at law, in equity or, without limitation, otherwise, be entitled to injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement. This provision shall not constitute a waiver by the Company of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

    10. SURVIVAL. The provisions of Sections 5.1, 5.2, 7 and 9 shall survive the expiration or earlier termination of this Agreement.

    11. NOTICES. Any notices or other communications relating to this Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested, to the party concerned at the address set forth below:

         If to the Company:       Kent Electronics Corporation
                                  7433 Harwin Drive
                                  Houston, Texas 77036
                                  Attn:  Chairman

         If to Employee:          At his residence address as maintained by the
                                  Company in the regular course of its business for payroll purposes.

Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this Section 11.

    12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

    13. CONSTRUCTION. This Agreement shall be governed under and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

    14. SEVERABILITY. If any portion or provisions of this Agreement is determined to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected.

    15. BINDING EFFECT. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.

    16. TERMINATION OF CERTAIN OTHER AGREEMENTS. Upon the execution of this Agreement, that certain Executive Agreement between Company and Morrie K. Abramson dated May 29, 1987, as amended by an Amendment to Executive Agreement dated March 16, 1993, and that certain 1994 Kent Electronics Corporation Spousal Salary Continuation Plan adopted on October 10, 1994 for the benefit of Employee shall terminate. All other agreements or arrangements of the Company with or for the benefit of the Employee in effect on the date hereof shall remain effective, including but not limited to the obligations of the Company under the Medical Benefits Agreement and that certain Agreement dated March 16, 1993 between the Company and Employee requiring a Bonus Payment in the event Employee is deemed to have received an excess parachute payment under Section 280G of the Code, and the parties hereto agree that such agreements shall be unaffected except as expressly modified by this Agreement.

    17. TAX WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes that shall be required to be withheld pursuant to applicable law.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  /s/ Morrie K. Abramson
                                  --------------------------------------------
                                  Morrie K. Abramson


                                  KENT ELECTRONICS CORPORATION


                                  By:/s/ Stephen J. Chapko
                                     -----------------------------------------
                                       Stephen J. Chapko
                                       Vice President, Treasurer and Secretary